EXHIBIT 99.1

NEWS RELEASE for September 11, 2006

BIOLASE COMMENTS ON RECEIPT OF FDA WARNING LETTER

No Material Impact on Operating Results Anticipated

IRVINE, CA (September 11, 2006) . . . BIOLASE Technology, Inc. (NASDAQ:BLTI), a medical technology company that develops, manufactures and markets lasers and related products focused on technologies for improved applications and procedures in dentistry and medicine, announced today that on September 7, 2006, it received a Warning Letter from the Los Angeles District Office of the United States Food and Drug Administration (“FDA”) following an inspection of the Company’s Irvine, California facility in August 2006.

The Warning Letter indicates that certain aspects of the manufacture, packing, storage or installation of the Company’s devices are not in conformance with the FDA’s current Good Manufacturing Practice requirements for medical devices. A substantial portion of the identified issues relate to actions or inactions that occurred prior to 2006, some of which continue to date. The Warning Letter instructs the Company to take prompt action to address the concerns and states that failure to do so may result in regulatory action being initiated by the FDA. Until the Company resolves this matter to the satisfaction of the FDA, certain government requests will not be granted or approved.

Jeffrey W. Jones, president and chief executive officer, commented on the development, “Compliance with FDA guidelines is taken very seriously at BIOLASE and we have given this matter the highest priority within the organization. We are working very cooperatively with FDA representatives to take any necessary action to expeditiously resolve all of the cited matters to their satisfaction. We do not anticipate that this matter or its resolution will have any material impact on our operating results.”

About BIOLASE Technology, Inc.

BIOLASE Technology, Inc. (http://www.biolase.com) is a medical technology company that develops, manufactures and markets lasers and related products focused on technologies for improved applications and procedures in dentistry and medicine. The Company’s products incorporate patented and patent pending technologies focused on reducing pain and improving clinical results. Its primary product, the Waterlase® system, is one of the best selling dental laser systems. The Waterlase system uses a patented combination of water and laser to precisely cut hard tissue, such as bone and teeth, and soft tissue, such as gums, with minimal or no damage to surrounding tissue. The Company also offers the LaserSmile™ system, which uses a laser to perform soft tissue and cosmetic procedures, including teeth whitening. The Company is also developing a laser for use in the field of ophthalmology.

This press release may contain forward-looking statements within the meaning of safe harbor provided by the Securities Reform Act of 1995 that are based on the current expectations and estimates by our management. These forward-looking statements can be identified through the use of words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” and variations of these words or similar expressions, and include statements in this release regarding the impact of the FDA Warning Letter on operating results and the Company’s ability to resolve the matters set forth in the Warning Letter. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks, uncertainties and other factors which may cause the Company’s actual results to differ materially from the statements contained herein, and are described in the company’s reports it files with the Securities and Exchange Commission, including its annual and quarterly reports. Additionally, management’s expectations regarding the effects of the Warning Letter could differ materially from those set forth above for a number of reasons, including without limitation, delays in responding to the FDA, unanticipated costs associated with resolving the cited matters or additional requests from the FDA. No undue reliance should be placed on forward-looking statements. Such information is subject to change, and the Company undertakes no obligation to update such statements.

For further information, please contact: Jeffrey W. Jones, President & CEO; Richard L. Harrison, Executive Vice President and CFO; or Scott Jorgensen, Vice President—Business Development, of BIOLASE Technology, Inc., +1-949-361-1200.

06-25

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